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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-110149 on Form S-8 of LKQ Corporation and subsidiaries of our report dated March 22, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002), appearing in this Annual Report on Form 10-K of LKQ Corporation and subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 22, 2004

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  Exhibit 23.1